UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): April 12, 2010

Beijing Century Health Medical, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-51817	33-1123472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House

1 Connaught Place, Central, Hong Kong

(Address of principal executive offices)

852-2802-8663

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Beijing Century Health Medical, Inc., (fka Super Luck, Inc.) a Delaware corporation is filing this Amendment No. 1 on Form 8-K/A (this "Amendment") to its Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on April 12, 2010 (the "Original Filing") to amend the information contained in the Original Filing.   The information contained in this Amendment amends and supplants the information contained in the Original Filing.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

On April 12, 2010, Beijing Century Health Medical, Inc. (the “Registrant”) advised the firm of PKF, Certified Public Accountants, (“PKF”), that it had been dismissed as the principal independent accountant to audit the Registrant’s financial statements for the fiscal year ending November 30, 2009.  The decision to dismiss PKF was recommended and approved by the Registrant’s Board of Directors.

Except as noted in the paragraph immediately below, the reports of PKF for the fiscal years ended November 30, 2008 and November 30, 2007, did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any uncertainty, audit scope or accounting principle.

The reports of PKF on our financial statements for the fiscal years ended November 30, 2008 and November 30, 2007, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern because of the fact that we were a development stage company and had an accumulated deficit.

During the fiscal years ended November 30, 2008 and 2007, and the subsequent interim period up to and including the date of the Registrant’s dismissal of PKF, there have been no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF would have caused them to make reference thereto in their report on the financial statements for such periods.

The following disclosure is provided pursuant to Item 304(a)(1)(v) of Regulation S-K:  As disclosed on Form 8-K filed with the SEC on May 10, 2010, on February 24, 2010, the Registrant determined that due to the Registrant’s financial arrangement with Century Health Medical Limited, (“CHML”) a Chinese company, from October 20, 2008 through February 28, 2010, CHML was considered to be a variable interest entity (“VIE”) of the Registrant.  As such, the Registrant was required to consolidate its financial statements with those of CHML; the Registrant did not consolidate its financial statements with those of CHML from October 20, 2008 through February 28, 2010. The Registrant discussed the issue of the consolidation with PKF; PKF concurred with the Registrant’s determination that CHML was a VIE and consolidation of CHML’s financial statements was required.  On March 18, 2010, prior to their dismissal, PKF advised the Registrant that due to the fact that the Registrant’s financial statements for the fiscal year ended November 30, 2009 were not consolidated with those of CHML and the unavailability of the financial statements of CHML in due course, PKF could not issue an unqualified audit report on those financial statements.

On May 19, 2010, the Registrant provided a draft copy of this report on Form 8-K/A to PKF, requesting their comments on the information contained therein.   The responsive letter from PKF is filed as an exhibit to this current report on Form 8-K/A.

(b)

On April 12, 2010, the Registrant engaged the firm of Parker Randall CF (H.K.) CPA

Limited (“Parker Randall”), as the principal independent accountant to audit the Registrant’s financial statements for the fiscal years ending November 30, 2009 and 2008.

Prior to its engagement of Parker Randall, the Registrant communicated with Parker Randall regarding the Registrant’s accounting treatment of CHML and the type of audit opinion that Parker Randall would issue for the fiscal year ended November 30, 2009.  Parker Randall verbally agreed with the Registrant’s assessment that from October 20, 2008 through February 28, 2010, CHML was considered to be a variable interest entity of the Registrant and that the Registrant was required to consolidate its financial statements with those of CHML.  As noted above, the Registrant also discussed the issue of the consolidation of CHML’s financial statements with those of the Registrant with its former accountant, PKF. PKF concurred with the Registrant’s determination regarding the need to consolidate its financial statements with those of CHML.

Aside from the foregoing, during the fiscal years ended November 30, 2008 and 2007, and the subsequent interim period prior to the engagement of Parker Randall, neither the Registrant nor anyone on its behalf consulted with Parker Randall regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Registrant’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.  The decision to engage Parker Randall was recommended and approved by the Registrant’s Board of Directors.

The Registrant provided a draft copy of this report on Form 8-K/A to Parker Randall prior to its filing, in order to provide Parker Randall with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which Parker Randall does not agree with the statements made by the Registrant.   The Registrant did not receive a responsive letter from Parker Randall.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 16.1 - Responsive Letter from PKF, Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING CENTURY HEALTH MEDICAL, INC.

Date: May 19, 2010

/s/ Wilson Kin Cheung, Chief Executive Officer

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